Mueller Industries, Inc. Reports Third Quarter 2026 Earnings

COLLIERVILLE, Tenn., October 20, 2026 -- Mueller Industries, Inc. (NYSE: MLI) announces results for the third quarter of 2026. Comparisons are to the third quarter of 2025.
•Net Sales increased to $1.42 billion versus $1.08 billion.
•Net Income increased to $221.2 million versus $208.1 million.
•Operating Income increased to $281.6 million versus $276.1 million.
•Diluted EPS* increased to $1.00 versus $0.94.
•Dividends per share* increased to $.175 versus $.125.
* Diluted EPS and dividends per share have been adjusted to reflect the two-for-one stock split that took effect on 6/30/2026.

Third Quarter Financial and Operating Highlights:
•COMEX copper averaged $6.48 per pound during the quarter, a 34.2 percent increase over the prior year period.
•Unit volume growth across most of our businesses, combined with price adjustments related to the rise in material costs, contributed to the increase in net sales.
•The results include $9.4 million in charges related to purchase accounting for recent acquisitions.
•Net cash generated from operations was $337.0 million, raising our cash and short-term investments at quarter end to $1.48 billion.
•During the quarter, we purchased 3.2 million shares of our common stock for a total of $201.9 million. Year-to-date, we have purchased 4.5 million shares.
• Our current ratio remains strong at 4.4 to 1.

Regarding the results, Greg Christopher, Mueller’s CEO said, “For the ninth consecutive quarter, we delivered year over year earnings growth driven by stronger performance across all three of our business segments. Throughout the quarter, demand remained healthy and backlogs grew in each segment, largely propelled by U.S. data center expansions and other commercial building activities. These results are particularly noteworthy given the protracted decline in the residential construction market. Our team has done an excellent job adjusting to shifts in demand and mix, as well as managing price relative to cost escalation.”

Regarding the outlook, he added “As we approach the finish line for 2026 and look ahead, we remain optimistic as we execute on our key strategic priorities. These include investments in our North American manufacturing operations to reduce costs and reshore production to support shifting demand, along with initiatives to increase our product offerings and expand distribution capabilities across multiple business segments. These actions will keep us well-positioned to capitalize on opportunities when residential building construction recovers in the U.S. and global economic conditions improve.”

Mueller Industries, Inc. (NYSE: MLI) is an industrial corporation whose holdings manufacture vital goods for important markets such as air, water, oil and gas distribution; climate comfort; food preservation; electrical transmission; medical; aerospace; and automotive. It includes a network of companies and brands throughout North America, Europe, Asia, and the Middle East.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Nine Months Ended
(In thousands, except per share data)	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025

Net sales	$1,418,598	$1,077,824	$4,039,526	$3,216,162

Cost of goods sold	1,057,156	738,148	2,924,294	2,251,527
Depreciation and amortization	21,173	16,607	55,160	51,635
Selling, general, and administrative expense	63,048	61,657	197,683	192,238
(Gain) loss on disposal of assets, net	—	(11,852)	1,720	(26,654)
Gain on sale of business	—	—	(41,407)	—
Asset impairments	—	2,018	2,653	2,018
Gain on insurance proceeds	(4,352)	(4,869)	(4,352)	(41,147)

Operating income	281,573	276,115	903,775	786,545

Interest expense	(136)	(6)	(270)	(48)
Interest income	12,002	10,822	34,850	28,945
Unrealized gains (losses) on short-term investments	5,859	(2,277)	10,367	5,925
Pension plan termination expense	—	(4,830)	—	(4,830)
Other (expense) income, net	(62)	627	(2,421)	(423)

Income before income taxes	299,236	280,451	946,301	816,114

Income tax expense	(76,607)	(73,904)	(239,031)	(204,236)
Income from unconsolidated affiliates, net of foreign tax	1,688	3,701	8,723	6,140

Consolidated net income	224,317	210,248	715,993	618,018

Net income attributable to noncontrolling interests	(3,117)	(2,125)	(6,120)	(6,539)

Net income attributable to Mueller Industries, Inc.	$221,200	$208,123	$709,873	$611,479

Weighted average shares for basic earnings per share (1)	216,988	218,228	217,530	219,066
Effect of dilutive stock-based awards (1)	3,129	3,632	3,513	4,230

Adjusted weighted average shares for diluted earnings per share (1)	220,117	221,860	221,043	223,296

Basic earnings per share (1)	$1.02	$0.95	$3.26	$2.79

Diluted earnings per share (1)	$1.00	$0.94	$3.21	$2.74

Dividends per share (1)	$0.175	$0.125	$0.525	$0.375

(1) Adjusted retroactively to reflect the two-for-one stock split that occurred on June 30, 2026.

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME, CONTINUED
(Unaudited)

	For the Quarter Ended		For the Nine Months Ended
(In thousands)	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025

Summary Segment Data:

Net sales:
Piping Systems Segment	$890,610	$718,404	$2,597,713	$2,101,562
Industrial Metals Segment	409,377	248,939	1,085,652	771,450
Climate Segment	142,827	126,665	411,544	387,287
Elimination of intersegment sales	(24,216)	(16,184)	(55,383)	(44,137)

Net sales	$1,418,598	$1,077,824	$4,039,526	$3,216,162

Operating income:
Piping Systems Segment	$225,260	$216,159	$690,616	$624,619
Industrial Metals Segment	33,713	30,928	120,771	91,622
Climate Segment	46,270	38,900	122,232	117,152
Unallocated expenses	(23,670)	(9,872)	(29,844)	(46,848)

Operating income	$281,573	$276,115	$903,775	$786,545

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(In thousands)	September 26, 2026	December 27, 2025
ASSETS
Cash and cash equivalents	$1,447,799	$1,367,003
Short-term investments	33,100	22,733
Accounts receivable, net	723,993	475,566
Inventories	621,390	510,463
Other current assets	53,215	69,980

Total current assets	2,879,497	2,445,745

Property, plant, and equipment, net	602,787	536,466
Operating lease right-of-use assets	21,066	27,211
Other assets	794,244	723,607

Total assets	$4,297,594	$3,733,029

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$297,923	$180,577
Current portion of operating lease liabilities	8,181	8,520
Other current liabilities	349,488	224,037

Total current liabilities	655,592	413,134

Long-term debt	5,243	—
Pension and postretirement liabilities	8,748	8,393
Environmental reserves	15,758	15,684
Deferred income taxes	46,345	31,640
Noncurrent operating lease liabilities	13,097	18,970
Other noncurrent liabilities	10,493	9,302

Total liabilities	755,276	497,123

Total Mueller Industries, Inc. stockholders’ equity	3,511,451	3,209,966
Noncontrolling interests	30,867	25,940

Total equity	3,542,318	3,235,906

Total liabilities and equity	$4,297,594	$3,733,029

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
(In thousands)	September 26, 2026	September 27, 2025

Cash flows from operating activities
Consolidated net income	$715,993	$618,018
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	55,160	51,635
Stock-based compensation expense	23,307	20,328
Provision for credit losses	802	67
Income from unconsolidated affiliates	(8,723)	(6,140)
Dividends from unconsolidated affiliates	5,701	5,440
Insurance proceeds - noncapital related	—	15,469
Loss (gain) on disposals of assets, net	1,720	(26,654)
Gain on sale of business	(41,407)	—
Unrealized gains on short-term investments	(10,367)	(5,925)
Impairment charges	2,653	2,018
Gain on insurance proceeds	(4,352)	(41,147)
Deferred income tax expense	17,282	10,627
Changes in assets and liabilities, net of effects of businesses acquired and sold:
Receivables	(253,596)	(100,830)
Inventories	(95,916)	(40,669)
Other assets	3,466	(8,756)
Current liabilities	219,818	120,796
Other liabilities	1,376	286
Other, net	(3,952)	(330)

Net cash provided by operating activities	$628,965	$614,233

Cash flows from investing activities
Capital expenditures	$(60,764)	$(48,982)
Acquisition of business, net of cash acquired	(135,752)	—
Proceeds from sale of business, net of cash sold	57,004	—
Insurance proceeds - capital related	4,352	4,531
Purchase of short-term investments	—	(26,633)
Purchase of long-term investments	(5,834)	(781)
Proceeds from sales of assets	62	38,478
Other	—	600

Net cash used in investing activities	$(140,932)	$(32,787)

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
(In thousands)	September 26, 2026	September 27, 2025

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	$(113,869)	$(81,723)
Repurchase of common stock	(278,297)	(243,615)
Repayments of debt	—	(185)
Net cash used to settle stock-based awards	(24,882)	(29,528)
Dividends paid to noncontrolling interests	(5,051)	(12,240)
Other	3,100	—

Net cash used in financing activities	$(418,999)	$(367,291)

Effect of exchange rate changes on cash	(4,214)	9,836

Increase in cash, cash equivalents, and restricted cash	64,820	223,991
Cash, cash equivalents, and restricted cash at the beginning of the period	1,385,157	1,038,895

Cash, cash equivalents, and restricted cash at the end of the period	$1,449,977	$1,262,886